As filed with the Securities and Exchange Commission on May 20, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORPORATE OFFICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
Maryland	(443) 285-5400	23-2947217
(State or Other Jurisdiction of	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan

(Full Title of the Plan)

Randall M. Griffin

President and Chief Executive Officer

Corporate Office Properties Trust
6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
(443) 285-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 (215) 963-5000	Karen M. Singer, Esq. Senior Vice President & General Counsel Corporate Office Properties Trust 6711 Columbia Gateway Dr. Ste 300 Columbia, Maryland 21046 (443) 285-5400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amounts To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Shares of Beneficial Interest, par value $.01 per share	3,000,000 shares	$39.18	(2)	$117,540,000	(2)	$8,381

(1)          This Registration Statement covers 3,000,000 common shares of beneficial interest, par value $0.01, of Corporate Office Properties Trust (“Common Shares”) that may be offered and sold under the Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional Common Shares as may be required under the Plan in the event of a share dividend, reverse share split, split-up, recapitalization, or other similar event.

(2)          The maximum offering price has been estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purposes of determining the amount of the registration fee, based upon the average of the high and low sale prices of the Common Shares reported on the New York Stock Exchange on May 18, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information*

Item 2.            Registrant Information and Employee Plan Annual Information*

*              Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Certain Documents by Reference

Incorporated by reference in this Registration Statement are the documents listed below, which have previously been filed by Corporate Office Properties Trust (“COPT” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”):

(a)                                  the Registrant’s Annual Report on Form 10-K filed on February 19, 2010;

(b)           the Registrant’s Quarterly Report on Form 10-Q filed on April 30, 2010;

(c)                                  the Registrant’s Current Reports on Form 8-K filed on March 10, 2010, March 29, 2010, March 30, 2010, April 1, 2010, April 16, 2010, May 5, 2010 and May 19, 2010; and

(d)                                 the description of the Registrant’s Common Shares contained in the Registration Statement on Form 8-A (No. 001-14023) dated April 7, 1998 as filed with the Commission on April 7, 1998 and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.            Description of Securities

Not Applicable.

Item 5.            Interests of Named Experts and Counsel

Saul Ewing LLP, Baltimore, Maryland, will pass upon the validity of Common Shares of the Registrant offered by this Registration Statement.

Item 6.            Indemnification of Directors and Officers

Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”) permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.  Our Declaration of Trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

The Declaration of Trust authorizes COPT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT and at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity.  The Bylaws obligate COPT, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT.  The Declaration of Trust and the Bylaws also permit COPT to provide indemnification to any person who served a predecessor of COPT in any of the capacities described above and to any employee or agent of COPT or a predecessor of COPT.  The Bylaws require COPT to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the Maryland General Corporation Law (“MGCL”) for directors and officers of Maryland corporations.  The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, under the MGCL, a Maryland corporation may not indemnify in a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  The MGCL permits a corporation to indemnify or advance reasonable expenses to a director or officer in a proceeding by that director or officer against the corporation only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification or advancement.  In addition, reasonable expenses may be advanced upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.  Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act.  The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Item 7.            Exemption from Registration Claimed

Not Applicable.

Item 8.            Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT NO.	DESCRIPTION
4.1.1	Amended and Restated Declaration of Trust of Registrant (filed with the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

4.1.2

Articles of Amendment of Amended and Restated Declaration of Trust (filed on March 22, 2002 with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.1.3	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

4.1.4

Articles Supplementary of Corporate Office Properties Trust Series B Cumulative Redeemable Preferred Shares, dated July 2, 1999 (filed with the Company’s Current Report on Form 8-K on July 7, 1999 and incorporated herein by reference).

4.1.5	Articles Supplementary of Corporate Office Properties Trust (filed with the Company’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

4.1.6	Articles Supplementary of Corporate Office Properties Trust (filed with the Company’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

4.1.7

Articles Supplementary of Corporate Office Properties Trust relating to the Series E Cumulative Redeemable Preferred Shares, dated April 3, 2001 (filed with the Registrant’s Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).

4.1.8

Articles Supplementary of Corporate Office Properties Trust relating to the Series F Cumulative Redeemable Preferred Shares, dated September 13, 2001 (filed with the Registrant’s Amended Current Report on Form 8-K on September 14, 2001 and incorporated herein by reference).

4.1.9

Articles Supplementary of Corporate Office Properties Trust relating to the Series G Cumulative Redeemable Preferred Shares, dated August 6, 2003 (filed with the Registrant’s Registration Statement on Form 8-A on August 7, 2003 and incorporated herein by reference).

4.1.10

Articles Supplementary of Corporate Office Properties Trust relating to the Series H Cumulative Redeemable Preferred Shares, dated December 11, 2003 (filed with the Current Report on Form 8-K on December 12, 2003 and incorporated herein by reference).

4.1.11

Articles Supplementary of Corporate Office Properties Trust relating to the Series J Cumulative Redeemable Preferred Shares of Beneficial Interest (filed with the Company’s Current Report on Form 8-K dated July 19, 2006 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
4.1.12

Articles Supplementary of Corporate Office Properties Trust relating to the Series K Cumulative Redeemable Convertible Preferred Shares of Beneficial Interest (filed with the Company’s Current Report on Form 8-K dated January 16, 2007 and incorporated herein by reference).

4.1.13	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company’s Current Report on Form 8-K dated May 28, 2008 and incorporated herein by reference).

4.1.14	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company’s Current Report on Form 8-K dated May 19, 2010 and incorporated herein by reference).

4.2	Bylaws of the Registrant, as amended and restated on December 3, 2009 (filed with the Company’s Current Report on Form 8-K dated December 9, 2009 and incorporated herein by reference).

4.3

Form of certificate for the Registrant’s Common Shares of Beneficial Interest, $0.01 par value per share (filed with the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

5.1	Opinion of Saul Ewing LLP regarding the legality of the securities being registered (filed herewith).

10.1

Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (filed as Annex A to the Registrant’s Definitive Proxy Statement relating to the Registrant’s Annual Meeting of Shareholders to be held on May 13, 2010, filed with the Securities and Exchange Commission on March 30, 2010 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature pages to the Registration Statement).

Item 9.            Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 20th day of May, 2010.

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Randall M. Griffin and Stephen E. Riffee, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jay H. Shidler	Chairman of the Board of Trustees	May 20, 2010
Jay H. Shidler

/s/ Clay W. Hamlin, III	Vice Chairman of the Board of Trustees	May 20, 2010
Clay W. Hamlin, III

/s/ Randall M. Griffin	President, Chief Executive Officer and Trustee	May 20, 2010
Randall M. Griffin	(Principal Executive Officer)

/s/ Stephen E. Riffee	Executive Vice President and	May 20, 2010
Stephen E. Riffee	Chief Financial Officer
(Principal Financial Officer)

/s/ Gregory J. Thor	Vice President and Controller	May 20, 2010
Gregory J. Thor	(Principal Accounting Officer)

/s/ Thomas F. Brady	Trustee	May 20, 2010
Thomas F. Brady

/s/ Robert L. Denton	Trustee	May 20, 2010
Robert L. Denton

/s/ Douglas M. Firstenberg	Trustee	May 20, 2010
Douglas M. Firstenberg

/s/ David M. Jacobstein	Trustee	May 20, 2010
David M. Jacobstein

/s/ Steven D. Kesler	Trustee	May 20, 2010
Steven D. Kesler

/s/ Kenneth S. Sweet, Jr.	Trustee	May 20, 2010
Kenneth S. Sweet, Jr.

/s/ Richard Szafranski	Trustee	May 20, 2010
Richard Szafranski

/s/ Kenneth D. Wethe	Trustee	May 20, 2010
Kenneth D. Wethe

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1.1	Amended and Restated Declaration of Trust of Registrant (filed with the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

4.1.2

Articles of Amendment of Amended and Restated Declaration of Trust (filed on March 22, 2002 with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.1.3	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

4.1.4

Articles Supplementary of Corporate Office Properties Trust Series B Cumulative Redeemable Preferred Shares, dated July 2, 1999 (filed with the Company’s Current Report on Form 8-K on July 7, 1999 and incorporated herein by reference).

4.1.5	Articles Supplementary of Corporate Office Properties Trust (filed with the Company’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

4.1.6	Articles Supplementary of Corporate Office Properties Trust (filed with the Company’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

4.1.7

Articles Supplementary of Corporate Office Properties Trust relating to the Series E Cumulative Redeemable Preferred Shares, dated April 3, 2001 (filed with the Registrant’s Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).

4.1.8

Articles Supplementary of Corporate Office Properties Trust relating to the Series F Cumulative Redeemable Preferred Shares, dated September 13, 2001 (filed with the Registrant’s Amended Current Report on Form 8-K on September 14, 2001 and incorporated herein by reference).

4.1.9

Articles Supplementary of Corporate Office Properties Trust relating to the Series G Cumulative Redeemable Preferred Shares, dated August 6, 2003 (filed with the Registrant’s Registration Statement on Form 8-A on August 7, 2003 and incorporated herein by reference).

4.1.10

Articles Supplementary of Corporate Office Properties Trust relating to the Series H Cumulative Redeemable Preferred Shares, dated December 11, 2003 (filed with the Current Report on Form 8-K on December 12, 2003 and incorporated herein by reference).

4.1.11

Articles Supplementary of Corporate Office Properties Trust relating to the Series J Cumulative Redeemable Preferred Shares of Beneficial Interest (filed with the Company’s Current Report on Form 8-K dated July 19, 2006 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
4.1.12

Articles Supplementary of Corporate Office Properties Trust relating to the Series K Cumulative Redeemable Convertible Preferred Shares of Beneficial Interest (filed with the Company’s Current Report on Form 8-K dated January 16, 2007 and incorporated herein by reference).

4.1.13	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company’s Current Report on Form 8-K dated May 28, 2008 and incorporated herein by reference).

4.1.14	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Company’s Current Report on Form 8-K dated May 19, 2010 and incorporated herein by reference).

4.2	Bylaws of the Registrant, as amended and restated on December 3, 2009 (filed with the Company’s Current Report on Form 8-K dated December 9, 2009 and incorporated herein by reference).

4.3

Form of certificate for the Registrant’s Common Shares of Beneficial Interest, $0.01 par value per share (filed with the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

5.1	Opinion of Saul Ewing LLP regarding the legality of the securities being registered (filed herewith).

10.1

Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (filed as Annex A to the Registrant’s Definitive Proxy Statement relating to the Registrant’s Annual Meeting of Shareholders to be held on May 13, 2010, filed with the Securities and Exchange Commission on March 30, 2010 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature pages to the Registration Statement).